UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 19, 2002

                             THE MORGAN GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                    1-13586                               22-2902315
           (Commission File Number)            (IRS Employer Identification No.)


               2746 Old U.S. 20 West, Elkhart, Indiana 46514-1168
               (Address of principal executive offices) (Zip code)

               Registrant's telephone number, including area code:
                                  574-295-2200


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ITEM 2.  Acquisition or Disposition of Assets

     In August 2002, The Morgan Group, Inc. (the "Company" or "Morgan"), a Delaware corporation, decided to exit the business of providing transportation services to the manufactured housing industry. On August 14, 2002 the Company sold the manufactured housing transportation division of the Company to Bennett Truck Transport, L.L.C. ("Bennett"), a privately held company headquartered in McDonough, Georgia.

     The decision to sell the manufactured housing division to Bennett was approved by the Company's Board of Directors on August 14, 2002.

     The assets included in the sale include substantially all personal property at the Company's manufactured housing terminals. The sale excludes real property, computer and copier equipment, and personal property at the Company's headquarters in Elkhart, Indiana. The assets sold also include customer lists, driver files, and certain specific vehicles and vehicle finance contracts.

     In addition, this transaction resulted in the settlement of certain litigation originally brought by Morgan against Bennett and certain former Morgan employees.

     Bennett is to pay the Company the sum of $1,050,000 in installments ranging from the closing date to approximately 75 days subsequent to closing. The sale price was determined by negotiations between the Company and Bennett.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not Applicable

(b)  Proforma Financial Information --

          To be filed by amendment pursuant to Form 8-K, Item 7(b)(2).

(c)  Exhibits.

     2.1 Letter Agreement dated August 14, 2002 to Purchase Assets of the Manufactured Housing Transportation Division of Morgan Drive Away, Inc.






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                                    SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     The Morgan Group, Inc.

                                     /s/ Gary J. Klusman
                                     -----------------------------------
Date:    August 19, 2002             Gary J. Klusman
                                     Chief Financial Officer